Exhibit 10.18

Agreement M30 — DCF HM/SM integrated

AGREEMENT - POINT RETRAIT [PICK-UP POINT] M30 CDISCOUNT

Between

The company CD1SCOUNT having its registered office at 4-6 Cours de l’Intendance, 33000 Bordeaux, registered in the Trade and Companies Register of Bordeaux under No. 424 059 822,

Duly represented by Mr Anil BENARD-DENDE, Director of BtoB development,

Hereinafter “CDISCOUNT”;

And

The company DISTRIBUTION CASINO FRANCE SAS having its registered office at 1 Esplanade de France, 42000 Saint-Etienne, registered in the Trade and Companies Register of Saint-Etienne under No. 428 268 023,

Duly represented by Mr [handwritten: Gérard Walker]

Hereinafter “DCF”;

1.              PURPOSE OF THE AGREEMENT

The present agreement (hereinafter the “Agreement”) has the purpose of defining the conditions under which DCF handles for CDISCOUNT and with the customers thereof, in the shops of DCF l (hereinafter the “Shop or Shops”) a service called “POINT RETRAIT [pick-up point]”, i.e., a non-home delivery service consisting of receiving the customers of CDISCOUNT in the Shops of DCF and handing over to them the products that they ordered on the www.cdiscount.com website or on any other e-commerce website operated directly or indirectly by CDISCOUNT.

The Shops of DCF will also provide services complementary to the “POINT RETRAIT” services. Those additional services are defined in Appendix 3.

The list of Shops providing the “POINT RETRAIT” service and the additional services will be established and updated according to the model shown in Appendix 1.

2.              DURATION OF THE AGREEMENT

The Agreement takes effect on 1 July 2010.

It is entered into for an initial period of two (2) years, tacitly renewable for the same durations, each Party being free to terminate it with one (1) month’s notice given by registered letter with acknowledgement of receipt.

3.              ORGANISATION

3.1.    NATURE OF THE PRODUCTS:

The products which will be received by the Shops to be handed over to the CDISCOUNT customers are consumer products (in particular: camera, telephone, portable computer, DVD, books) which weigh no more than 30 kilogrammes and/or are of small volume.

3.2.    SIGNAGE WITHIN THE SHOP

CDISCOUNT will provide each Shop a “POINT RETRAIT CDISCOUNT” marking kit with the graphic standards of CDISCOUNT. This marking kit shall be installed in each Shop in order to direct the customer to the pick-up area. This marking kit shall be kept in place in the Shops for the duration of the Agreement. In case of deterioration, the Shop shall contact CDISCOUNT without delay to have a new kit installed.

3.3.    DELIVERY TO THE SHOPS

3.3.1.                  DELIVERY DAYS

CDISCOUNT will deliver to the Shops on the habitual distribution days planned with DCF to distribute to the Shops.

CDISCOUNT may be led to request additional delivery days, in particular in anticipation of and/or during heavy sales periods. Where applicable, CDISCOUNT will inform DCF of this and will validate this new planning with DCF.

CDISCOUNT may also be led to eliminate such additional delivery days, in particular in case of decrease in the activity of the “POINT RETRAIT” service concerning a Shop. The Shop will be informed of this by CDISCOUNT, by email, with one (1) month’s notice.

3.3.2.                  TRACKING OF THE PACKAGES DELIVERED

Reception and informing of the IT application for tracking of the packages: Each Shop undertakes to inform the IT application provided by CDISCOUNT on PC or PDA according to the equipment of the Shop, as soon as it take delivery of a package, and no later than within 24 hours after receipt.

This informing allows CDISCOUNT to in turn inform its customers that their packages are available at the Shop and to thus be able to fulfil its obligations toward its customers.

Reserves at the time of the delivery: At the time of receipt of the packages at the Shop, the Shop must in particular carry out a quantitative and qualitative verification of the packages received. If the employee of the Shop in charge of receipt is not the employee in charge of entering the packages in the application, the Shop shall ensure that its employees carry out a correct and thorough transfer of the information among themselves.

Each Shop undertakes to express all useful reserves on waybills and/or delivery notes. The Shop undertakes to systematically inform within 24 hours the communication unit of its distribution warehouse of the waybills or delivery notes for which there were reserves.

Each Shop stores for one (1) year the waybills or the delivery notes (for which there were reserves or not).

Any request by CDISCOUNT for a waybill and/or delivery note (for which there were reserves or not), not fulfilled at the end of 10 days causes the application of the compensation rules detailed in Appendix 2.

The Shop keeps the package for which there were reserves on the waybill or delivery note and, while waiting for a resolution or the return thereof, makes sure to store it in a safe, closed place.

Compliance with the procedure for tracking the packages: Non-fulfilment of one of the aforementioned obligations would constitute a serious breach by the Shop of one of its essential commitments.

3.4.         STORAGE OF THE PACKAGES WITHIN THE SHOP

A storage area within the Shop is dedicated to the CDISCOUNT products. The storage may be carried out on racks or on palettes on the ground. The handling equipment necessary for the activity is under the responsibility of the Shop.

At the start-up of a new Shop, DCF will inform CDISCOUNT, by email to the address “magasin.PR@cdiscount.com” specifying obligatorily and only in the subject line of the email “[ALERT/STORAGE]”, the maximum storage capacities of the Shop at its start-up.

In case of malfunction (loss or alteration of storage area), the Shop undertakes to inform CDISCOUNT of this without delay by email to the address “magasin.PR@cdiscount.com” specifying obligatorily and only in the subject line of the email “[ALERT/STORAGE]”, namely in order not to penalise the proper operation of CDISCOUNT’s activity.

Non-fulfilment of this commitment may cause, over the period during which CDISCOUNT’s activity was clearly penalised, non-payment by CDISCOUNT for the services rendered by the Shop over the same period. The performance indicators noted by CDISCOUNT are considered binding between the Parties to determine the period of malfunction.

3.5.         HANDING OVER OF THE PACKAGES TO CDISCOUNT’S CUSTOMERS

3.5.1    Quality of reception of customers: Each Shop declares to be aware that the quality of reception of the customers and the services rendered to them has direct consequences for CDISCOUNT’s image as merchandise. For this reason, each Shop undertakes to provide the greatest care in carrying out this service and in particular to reserve a cordial and courteous reception for CDISCOUNT’s customers, to reduce their waiting time to a minimum and that its employees of the “POINT RETRAIT” service wear clean working clothes. Each Shop also undertakes to keep its premises clean and pleasant and keep visible the “POINT RETRAIT CDISCOUNT” marking kit to be provided by CDISCOUNT.

3.5.2    Opening days and hours for customers — Continuity of service: Each Shop undertakes to hand over the packages to customers over all of its opening days and times declared to CDISCOUNT. Continuity of service is an essential commitment for each Shop, which shall ensure in this regard to constantly have available an employee trained in the service services concerned by the present Agreement.

Each Shop defines on its own its opening days and times and undertakes to open its Shop five days per week between Monday and Saturday and that any time slot of a minimum length of 2 hours and 30 minutes continuously.

In case of exceptional constraints making it impossible to open a Shop on the days and/or times initially indicated to CDISCOUNT, the Shop undertakes to inform CDISCOUNT of this without delay by email to the address “magasin.PR@cdiscount.com” specifying obligatorily and only in the subject line of the email “[ALERT/CLOSING]”, namely in order not to penalise the proper operation of CDISCOUNT activity.

At the time of the end-of-year holidays or during Sale periods, CDISCOUNT may request certain Shops of exceptional opening days and/or times. The Parties will set by mutual agreement the conditions for these exceptional openings.

3.5.3    Terms and conditions for handing over the packages: The CDISCOUNT customers informed of their packages in the Shop, have fifteen (15) days as of the day when the Shop has informed the application as indicated in 3.3.2 above, to come pick up their packages at the Shop. The customers have the ability to mandate a third party of their choice to carry out the said pick-up.

In both cases, each Shop guarantees and undertakes:

(i)            to have itself shown one of the following proofs of official identity: national or foreign ID card, French or foreign passport, French or foreign driver’s license, military ID issued by the French military authorities, temporary residence permit, resident ID, Algerian citizen residence certificate, European Union or the European Economic Area Member State citizen ID. It may be shown the original of the official ID or a copy thereof.

(ii)        to verify that the proof of identity shown ID indeed that of the CDISCOUNT customer having placed the order for the article(s) with CDISCOUNT.

(iii)    if a third party is mandated to pick up the package, the Shop also undertakes, before any handing over of the package, to request from the said third person the original (or the copy) of the official ID of the customer having placed the order for the article(s) with CDISCOUNT.

In the aforementioned cases, the identity of the customer presented must correspond to the one mentioned in the “billing address” field appearing on the delivery note of the package.

Before any handing over of a package to a customer, each Shop shall verify that the package or packages considered are indeed present in the package tracking application (“Remise des colis” [handing over of packages] tab). Failing this, such a failure by the Shop automatically causes:

•                  non-payment by CDISCOUNT to DCF for the corresponding services rendered by the Shop;

•                  payment by DCF to CDISCOUNT of the purchase price of the product contained in the package. By purchase price, the Parties mean the price paid by CDISCOUNT to its supplier for the purchase of the said product.

The loading of the packages in the customer’s vehicle must be carried out by the customer. However, when a single person has difficulties loading his product and requests assistance, the Shop will assist him.

3.5.4    Information of the package tracking application: As soon as it has handed over one or more packages to a CDISCOUNT customer, the Shop cites this within 24 hours in the package tracking application (on PC or PDA).

3.5.5    Signature and archiving of the tracking sheets: As soon as it has handed over one or more packages to one of the packages to a CDISCOUNT customer, the Shop immediately has the customer sign the “Tracking Sheet” (on PC or PDA).

In the event that the customer wants to express reserves concerning the packages handed over to it, the Shop takes care to legibly relate the Customer’s reserves on the Tracking Sheet, on PDA (if the Shop is equipped with a PDA) or on hardcopy (if the Shop is equipped with a PC) and in this case, to give the Customer a copy of the Tracking Sheet.

The Tracking Sheets for which there were reserves must be sent within 48 hours to CDISCOUNT by email to the address “magasin.PR@cdiscount.com” specifying obligatorily and only in the subject line of the email “[RESERVE/SHEET]”.

The Shop stores for six (6) months the Tracking Sheets signed on paper by the customers.

Any request by CDISCOUNT for a Tracking Sheet signed on paper (for which there were reserves or not) not fulfilled at the end of 10 days causes the application of the compensation rules detailed in Appendix 2.

3.5.6    Upgrading of the procedure for handing over the packages: CDISCOUNT reserves the right to upgrade at any time the procedure for handing over the packages to the customers as described in Article 3.5, in particular the IT application provided to each Shop; it is of little importance whether this upgrade is software or hardware-related.

Each Shop will be informed of this upgrade as soon as possible and undertakes to apply any new procedure thus communicated by CDISCOUNT.

3.5.7    Compliance with the procedure for handing over the packages to the customers: Non-fulfilment of one of the obligations referred to in Article 3.5 above would constitute a serious breach by the Shop of one of its essential commitments.

3.6.                            RETURN OF THE PACKAGES TO CDISCOUNT

Each Shop undertakes to return to CDISCOUNT:

•                  the packages for which there were reserves as indicated in 3.3.2 above.

•                  packages having been damaged as indicated in 3.7 below.

•                  any package not picked up by a CDISCOUNT customer within the period of (15) business days cited in 3.5.3 above.

Each Shop undertakes to provide information in the IT application on any returning of packages and to comply with the procedure indicated.

In order to improve the return conditions, CDISCOUNT reserves the right to upgrade the return procedure at any time, in particular the IT application; it is of little importance whether this upgrade is software or hardware-related.

The procedure for returning the packages as well as any updates are communicated to the Shops.

Each Shop undertakes to apply the update procedure.

3.7.         MANAGEMENT OF LEGAL DISPUTES — COMPLAINT PROCEDURE

In the case of damage affecting the package or of loss of the package attributable to the Shop, the Shop undertakes to inform CDISCOUNT of this within 24 hours by informing the IT application made available to it.

In the case of a damage affecting the package or of loss of the package attributable to the Shop, DCF will owe CDISCOUNT the compensations detailed in Appendix 2.

Packages affected by a damage attributable to the Shop must be returned according to the returns procedure indicated by CDISCOUNT.

In case of damage or loss ascertained, no compensation will not be owed by DCF if it provisions proof of compliance with the procedures put in place by CDISCOUNT in connection with the present Agreement.

3.8.         THE IT APPLICATION FOR TRACKING THE PACKAGES

CDISCOUNT gives each Shop access to the IT application for tracking the packages. Each Shop will make sure to keep the access keys confidential and to disclose them only to the employees trained in the services concerned by the present Agreement.

The maintenance of the application is ensured by CDISCOUNT. On the other hand, each Shop takes personal responsibility for the necessary hardware and its maintenance.

CDISCOUNT will train the employees of the Shops in the updates and upgrades of the application.

In case of malfunction of the package tracking application, the Shop or DCF will inform CDISCOUNT of this in order to re-establish the continuity of service.

CDISCOUNT draws the attention of DCF and its Shops regarding the mandatory essential characteristics to provide information, within the allowed periods of time, in the IT application for tracking the packages, namely as soon as a Shop carries out an action of reception, handing over, return, corrections of information, etc.). Compliance with the obligation of information will be attentively followed by CDISCOUNT. In case of non-respect of this obligation, CDISCOUNT may apply the provisions stipulated in Article 6.4 below.

3.9. COLLABORATION

DCF is duly informed that in consideration of the very nature of the services that its Shops render within the framework of the present Agreement, they are fully integrated in the CDISCOUNT Customer Relationship.

For this purpose, DCF as well as CDISCOUNT agree to collaborate closely in connection with the present Agreement. DCF as well as each of its Shops undertake in particular to communicate all difficulties concerning which they may the client the measure, gradually as the Agreement is carried out, to allow them to be taken into account as soon as possible, thereby participating in the success of the entire service and the satisfaction of CDISCOUNT’s customers.

4.                   FORMATION OF THE SHOP

4.1.         INFORMATION REGARDING SEASONAL VARIATION OF THE COMMERCIAL ACTIVITY

DCF as well as each of its Shops are duly informed of the seasonal variation of the activity of the CDISCOUNT website (including of any other e-commerce website operated directly or indirectly by CDISCOUNT), marked by:

•                  an activity peak in the months of December and January (end-of-year holidays and winter sales);

•                  an activity peak in the month of July (summer sales);

•                  periodic peaks associated with the frequent sales operations conducted by CDISCOUNT resulting from its strategy of discounted prices.

For the duration of the Agreement, CDISCOUNT will continue to inform DCF and its Shops on a regular basis and within reasonable periods of the events associated with the said seasonal variations, in particular via the IT application made available to them.

Each Shop thus undertakes to anticipate these peaks in order to maintain the continuity and quality of its services.

4.2.         TRAINING AT START-UP

CDISCOUNT carries out the initial training of the persons appointed by name by DCF as “internal trainers” in connection with the implementation of the present Agreement.

The internal trainers will then be responsible for training the personal designated by the Shop as employee in the “POINT RETRAIT” service at the time of start-up of the service.

CDISCOUNT has prepared training media which will be constantly available and viewable by DCF and the Shops as of the IT package tracking application.

4.3.         TRAINING OF THE NEW EMPLOYEES OF THE SHOP

Each Shop undertakes to train its new employees who were not presented appointed by the Shop at the time of the training provided by the DCF internal trainer. Upon request of the Shop or DCF, CDISCOUNT may assist the Shop during these training sessions.

4.4.         INFORMATION TRACKING

CDISCOUNT will send each Shop any useful information the homepage of the IT application for tracking the packages.

Each Shop will make sure to review on a daily basis the information present in the IT application for tracking the packages and to apply any new operational procedure or instruction.

5.              PRESENCE OF THE SHOPS ON THE WEBSITE WWW.CDISCOUNT.COM

CDISCOUNT will propose the Shops to all or a portion of its customers residing in the vicinity of the Shops as possible method of delivery namely on the “DELIVERY” web-page of the order pages and concomitantly to the other methods of delivery habitually proposed by CDISCOUNT to its customers. CDISCOUNT decides only the proximity zone eligible for each Shop.

6.                   QUALITY OF SERVICE

6.1.         CUSTOMER SURVEY

CDISCOUNT sends DCF the results of the surveys conducted with the CDISCOUNT customers having had recourse to the “POINT RETRAIT” service of the Shops.

6.2.         SHOP SURVEY

CDISCOUNT reserves the possibility to inspect a Shop. Where applicable, it will submit an inspection report to DCF and/or the Shop citing the compliance work to be carried out.

6.3.         QUALITY OF SERVICE

CDISCOUNT will inform DCF regarding the Quality of Service of its Shops with the help of various indicators and may be led to make periodic contact with the Shops and/or DCF’s management in case of worsening of the indicators concerning them. DCF and the said Shops will make themselves available to study these indicators with CDISCOUNT and, where applicable, find solutions in case of ascertained worsening of the Quality of Service.

CDISCOUNT will inform DCF on a weekly basis in particular regarding:

•                  the flows of packages taken delivery of in Shops;

•                  the flows of packages handed over to the customers;

•                  products concerning which the damage is ascertained when being received in the Shops;

•                  products concerning which the damage is ascertained after being received in the Shops;

•                  products the loss of which is ascertained when being received in the Shops;

•                  products the loss of which is ascertained after being received in the Shops;

•                  cases of non-fulfilment of the obligation to express the necessary reserves when receiving the packages in the Shops;

•                 cases of non-fulfilment of the obligation to provide information to the IT application for tracking the packages in accordance with Article;

•                  declarations of errors of references of the packages compared to the information contained in its transport documents or in the IT application for tracking the packages.

6.4.         DEFECT OF QUALITY:

In case of a malfunction or a serious breach by one or more Shops of an essential obligation, or in case of repeated malfunctions or breaches, ascertained by CDISCOUNT, in particular within the framework of the operations of this Article 6, CDISCOUNT reserves the right, at its choice and without compensation to be owed:

•                  either to temporarily suspend the Shop(s) in question from the perimeter of the present Agreement, namely until its/their bringing into compliance with standards meeting the expected Quality of Service;

•                  or to definitively exclude the Shop(s) in question from the perimeter of the present Agreement.

In both cases, Article 14 below will be applied.

The following in particular is considered as a serious malfunction: a rate of legal disputes greater than or equal to 1% over a quarter year. The rate of legal disputes is assessed by CDISCOUNT in percentage of complaints expressed by CDISCOUNT or sent by its customers for damage or loss of package, compared to the number of packages delivered over the same period.

7.              FINANCIAL TERMS

7.1.                            PRICES

CDISCOUNT will remunerate DCF €0.30 excluding taxes per package handed over physically to the recipient customer and correctly entered in the IT application for following up the packages.

This amount is a lump-sum that is total and definitive: it covers all of the services of DCF and of its Shops rendered by virtue of the Agreement. No additional remuneration will be paid by CDISCOUNT.

7.2.                            INVOICING AND PAYMENT PERIODS

No later than the 5th (fifth) of month M+l, CDISCOUNT sends DCF the active report for month M stating:

•                  the packages taken delivery of and handed over by each Shop during month M as declared by the shops in the package tracking application;

•                  any compensations in particular for losses/damage applied by CDISCOUNT;

•                  the total amount to be invoiced by DCF to CDISCOUNT.

DCF will issue an invoice an invoice for month M based on the above-mentioned activity report. This invoice shall show the invoicing details, package by package.

The invoices are paid by CDISCOUNT 30 Days end of month as of the date of invoice.

In case of late payment, default interest will be owed by rights as of the invoice due date, at a rate equal to the official interest rate.

CDISCOUNT may carry out an off-setting between the claims that it holds against DCF and those held by DCF against CDISCOUNT provided that the conditions for legal off-setting are fulfilled.

8.              EXCLUSIVITY

For the duration of the Agreement, DCF shall refrain, unless it has CDISCOUNT’s express prior consent, from entering into a similar agreement with any online consumer products distribution company, whether or not such a company is primarily active online.

The above-mentioned ban does not concern the agreements entered into by DCF:

•                  with the other companies of the Casino Group;

OR

•                  prior to the date of signing of the present Agreement.

9.              DATA AND PERSONAL DATA

CDISCOUNT owns all rights to the data, in particular the personal data concerning the CDISCOUNT customers, sent to DCF and to its Shops during performance of the Agreement.

Since the said data is the property of CDISCOUNT, for the duration of the Agreement and after it ends, and some of the data is moreover personal data for CDISCOUNT customers, DCF shall refrain from directly or indirectly violating the rights of CDISCOUNT and its customers in particular by making the data available to competitors and/or unauthorised third parties, processing and/or utilising the data for a purpose other than the one stipulated in the Agreement.

For this purpose, DCF undertakes to the client all measures necessary to protect the said rights, with regard to its Shops, its personnel and third parties tiers and will make sure in particular to:

•                  limit access to the package tracking application to only its employees involved in carrying out the present Agreement;

•                  not to export data contained in the package tracking application;

•                  not to constitute computerised processing based on the information affixed on the packages.

The Parties will comply with the French and EC legislation and regulations applicable to the protection of privacy and personal data.

As the party responsible for processing, CDISCOUNT shall take personal responsibility for the formalities falling to it under the French Data Protection Act (No. 78-17 of 6 January 1978, amended).

10.       LIABILITY AND GUARANTEE

DCF declares:

•                  that it has taken cognizance of and accepted without restriction nor reserves the needs expressed and the results expected by CDISCOUNT

•                  that it has the appropriate means and competences to be able to carry out the services concerned by the present Agreement;

•                  that it is able to accompany the potential increased load of CDISCOUNT’s activities, in particular during the above-mentioned peaks in activity under the conditions stipulated in the present Agreement and within the limit of the maximum capacities indicated by DCF (cf. Article 4.1 above);

•                  that it is aware of and able to meet the requirements of levels of service expected by CDISCOUNT.

By mutual agreement, the Parties expressly agree that DCF’s liability will be subject to an obligation of result defined compared to the performance and quality indicators.

11.       CONCEALED LABOUR - LABOUR OBLIGATIONS

DCF undertakes to comply with the provisions of the Labour Code concerning combating illegal labour, and more generally all of its obligations defined in the same code and to show proof of this at CDISCOUNT’s first request.

12.       INSURANCE

DCF attests to having taken out an insurance policy with an insurance company known to be solvent and established in France for all financial consequences of its professional civil liability, criminal and/or contractual liability due to physical injuries, damage to property and moral damage caused for CDISCOUNT and any third party during fulfilment of the Agreement. For this purpose, DCF undertakes to pay the premiums and contributions relating to the said insurance policy and in a general manner, to fulfil all of the obligations, in order to cover all of the activities relating to the Agreement.

DCF shall be able to present, at the simple request of CDISCOUNT, an attestation dated and signed by its insurer proving a professional civil liability insurance policy, the premiums of which are borne by it, covering physical injury, damage to property and moral damage. This attestation will specify the amount and the scope of the coverage, as well as the period of validity of the coverages taken out.

13.       CONFIDENTIALITY

Each Party undertakes to handle confidentially all information obtained during or on the occasion of the negotiation, the signing and the carrying out of the Agreement, and of all of its consequences and shall refrain from disclosing to anyone, directly or indirectly, all or a portion of the said information. If one of the Parties is facing the statutory or legal obligation to disclose confidential information to third parties, it must first inform the other Party of this as soon as possible.

14.       SUSPENSION / CESSATION OF THE CONTRACTUAL RELATIONSHIPS

14.1                        In case of temporary suspension or definitive exclusion of a Shop from the perimeter of the present Agreement decided by CDISCOUNT as a result of a breach or malfunction referred to in Article 6.4 above, CDISCOUNT will notify its decision to DCF in writing.

14.2                        In case of cessation of the contractual relationship for any reason whatsoever, or in case of temporary suspension or definitive exclusion of a Shop decided by CDISCOUNT, the Parties will observe the following provisions:

•                  In case of cessation of the contractual relationship or suspension/exclusion of a Shop:

•                  the Parties will observe a minimum period of notice of 21 days necessary to use up the outstanding packages (in the Shop and in transit) and for the successful completion of the contractual relationship;

•                  DCF will hand over to the packages to the customers and return the unclaimed packages to CDISCOUNT until the outstanding packages are used up on the day when the Agreement ends;

•                  In case of cessation of the contractual relationship, additionally:

•                  DCF will return to CDISCOUNT, all of the data, files, documents and information belonging to CDISCOUNT;

•                  after returning, DCF will definitively eliminate all of the data, files, documents and information belonging to CDISCOUNT and present on any medium whatsoever belonging to DCF, and will prove the said destruction to CDISCOUNT.

15.       APPLICABLE LAW — PLACE OF JURISDICTION

The Agreement is governed by French law. IN CASE OF A LEGAL DISPUTE CONCERNING THE AGREEMENT, EXCLUSIVE COMPETENCE IS ASSIGNED TO THE COMMERCIAL COURT OF THE DEFENDANT EVEN IN THE CASE OF MULTIPLE DEFENDANTS OR INTRODUCTION OF THIRD PARTIES, EMERGENCY PROCEEDINGS OR PROTECTIVE PROCEEDINGS.

Done on 1 January 2013

For Cdiscount	For DCF

[signature]	[signature]

Appendices:

1.              Model of list listing the Shops providing the Pick-up Point service

2.              Compensation rules

3.              Additional services

confidential

Noemie Baroux

White & Case

May 21, 2014 08:37

APPENDIX 1

MODEL OF LIST LISTING THE SHOPS PROVIDING THE PICK-UP POINT SERVICE

This list will be updated on an on-going basis with the openings/closings of the “Point Retrait” service in the various Shops as decided by the Parties.

Post Office ID	Name of the Pick- up Point	Postal code	Département [regional division] number	Region	Département [regional division]	City

APPENDIX 2

COMPENSATION RULES

Item	Obligation of the Shop	Breach	With the following consequences		Terms of CDISCOUNT compensation
3.3.2	Receipt of the packages from the transporter	Absence of qualitative and quantitative verification by the Shop and expressing of reserves on the waybill	Loss (missing package): The product cannot be found in the Shop’s stock The transporter’s waybill is not the subject of any reserves Consequence: Cdiscount cannot hold the transporter liable		€350/package

			Damage: The package is damaged The waybill is not the subject of any reserve	irreversible damage concerning the product (broken product) improving its handing over to the customer	€350/package

			Consequence: Cdiscount cannot hold the transporter liable	visible damage concerning the product or its packaging preventing it from being handed over to the customer	€120/package

3.5.5	Handing over of the packages to the customer*	Absence of proof that the package was handed over to the customer	Loss (missing package): The Shop is unable to prove that the package was handed over to the customer (absence of signed Tracking Sheet)		€350/package
Inability to prove that the package was handed over to the customer in good condition

Damage:

The customer expressed reserves on the Tracking Sheet.
The Shop is unable to prove that the package was handed over to the customer in good condition (absence of signed Tracking Sheet without reserves)

*if the customer is informed of the arrival of his package in the Shop

APPENDIX 3

ADDITIONAL SERVICES

1.              OUT-OF-THE-BOX FAILURE

When a failure concerning the product delivered to the customer occurs within 15 Days after the delivery thereof, and the customer reports it to CDISCOUNT, CDISCOUNT carries out, based on the diagnostics, the exchange of the product by a new dispatch to the customer of a product identical or similar to the one initially ordered.

In connection with the out-of-box failure service provided by CDISCOUNT, the Shop undertakes to return the packages to the customers under conditions identical to those established in the Agreement. By virtue of this return, CDISCOUNT will remunerate POINT RETRAIT P30 under conditions identical to those established in the Agreement.

The Shop undertakes to take back the product brought back by the customer in connection with the out-of-box failure. The Shop will return this product to CDISCOUNT under conditions identical to those established in the Agreement.

2.              TAKING BACK OF WEEE

In connection with applying the regulations on Waste Electrical and Electronic Equipment (WEEE), each Shop undertakes to take back free of charge any product brought back by the customer in exchange for the product contained in the customer’s package, subject to the customer’s compliance with the principle of 1 for 1, i.e., the product brought back by the customer is of the same kind as the one contained in the package (Example: an old washing machine taken back by the Shop if the product in the package is a washing machine).

Each Shop will take personal responsibility for managing the waste thus collected and will ensure in particular compliance with the regulations applicable in matters of recycling of Waste Electrical and Electronic Equipment.